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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firms under the caption "Experts" and to the incorporation by reference of our report dated April 2, 2003 (except with respect to the matters discussed in Note 17, as to which the date is June 27,
2003) with respect to the consolidated balance sheet of Vivendi Universal and subsidiaries as of December 31, 2002 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended included in Vivendi Universal Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission on June 30, 2003, in the post-effective Amendment No. 6 on Form F-3 to the Registration Statement on Form F-4 of Vivendi Universal (registration No. 333-48966).


                                 Paris, France
                               September 26, 2003


/s/ Barbier Frinault & Cie                             /s/ RSM Salustro Reydel

Barbier Frinault & Cie                                 RSM Salustro Reydel
A member firm of Ernst & Young International




Represented by Dominique Thouvenin